HomeStreet, Inc. Reports Fourth Quarter and Year-End 2015 Results
Fourth Quarter 2015 Net Income of $8.7 Million, or $0.39 per Diluted Share
2015 Net Income of $41.3 Million, or $1.96 per Diluted Share
SEATTLE – January 26, 2016 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $8.7 million, or $0.39 per diluted share, for the fourth quarter of 2015, compared to net income of $10.0 million, or $0.45 per diluted share, for the third quarter of 2015 and $5.6 million, or $0.38 per diluted share, for the fourth quarter of 2014. Core net income (a non-GAAP financial measure that adjusts net income to exclude merger-related items) for the quarter was $8.8 million, or $0.39 per diluted share, compared to core net income of $9.4 million, or $0.42 per diluted share, for the third quarter of 2015 and $6.2 million, or $0.41 per diluted share, for the fourth quarter of 2014.
Key highlights:

▪	Total assets of $4.89 billion grew $1.36 billion, or 38.5%, from $3.54 billion at December 31, 2014. The Simplicity acquisition comprised $851 million of this growth.

▪	Core net income for 2015 was $44.3 million, an increase of $20.1 million, or 82.9%, compared to $24.2 million of core net income for 2014.

▪	Return on average tangible shareholders' equity was 9.78% for 2015 compared to 8.09% for 2014.

▪	Added 11 retail deposit branches during 2015, seven from the Simplicity acquisition, and also added 12 lending centers during the year.

▪	Commercial and Consumer Banking segment grew loans held for investment by $179.8 million, or 6.0%, from September 30, 2015 and total net revenue by $3.1 million, or 8.2%, over the same period.

▪	Completed the purchase of a retail deposit branch, $25.7 million of deposits and certain related assets in Dayton, Washington during the fourth quarter of 2015.

▪	The acquisition of Orange County Business Bank ("OCBB"), a California banking corporation in Irvine, California is anticipated to be completed on February 1, 2016.
Consolidated results:

▪	Net interest income was $39.7 million in the fourth quarter of 2015 compared with $39.6 million in the third quarter of 2015 and $27.5 million in the fourth quarter of 2014.

▪	Net interest margin was 3.61% compared with 3.67% in the third quarter of 2015 and 3.53% in the fourth quarter of 2014.

▪
Average interest-earning assets of $4.45 billion increased $57.8 million, or 1.3% from $4.39 billion in third quarter of 2015 and increased $1.31 billion or 41.8% from $3.14 billion in fourth quarter of 2014.

▪
Net gain on mortgage loan origination and sale activities was $46.6 million in the fourth quarter of 2015 compared with $57.9 million in the third quarter of 2015 and $39.2 million in the fourth quarter of 2014.

▪	Return on average tangible shareholders' equity was 7.71% for the fourth quarter of 2015 compared to 9.06% for the third quarter of 2015.
Segment results:

◦	Commercial and Consumer Banking

▪
Excluding after-tax merger-related items, the Commercial and Consumer Banking segment recorded net income of $8.5 million for the current quarter compared with net income of $6.3 million for the third quarter of 2015 and $3.9 million for the fourth quarter of 2014.

▪	Loans held for investment of $3.19 billion increased $179.8 million, or 6.0%, from September 30, 2015.

▪	Nonperforming assets were $24.7 million, or 0.50% of total assets at December 31, 2015, compared to $27.7 million, or 0.56% of total assets at September 30, 2015.

▪	Delinquent loans of $66.2 million, or 2.05% of total loans at December 31, 2015, decreased from $72.9 million, or 2.40% of total loans at September 30, 2015.

▪
Excluding FHA-insured and VA-guaranteed single family mortgage loans, delinquent loans were $21.6 million, or 0.69% of total non-FHA/VA loans at December 31, 2015, compared to $30.6 million, or 1.04% of total non-FHA/VA loans at September 30, 2015.

◦Mortgage Banking

▪
Mortgage Banking segment net income was $301 thousand for the fourth quarter compared with net income of $3.2 million for the third quarter of 2015 and net income of $2.3 million for the fourth quarter of 2014.

▪	Single family mortgage closed loan volume was $1.65 billion, down 14.8% from the third quarter of 2015 and up 23.9% from the fourth quarter of 2014.

▪	Single family mortgage interest rate lock commitments were $1.34 billion, down 25.8%, from the third quarter of 2015 and up 14.4%, from the fourth quarter of 2014.

▪	The portfolio of single family loans serviced for others increased to $15.35 billion at December 31, 2015, up 7.5% from September 30, 2015 and up 36.8% from December 31, 2014.

▪
In the second half of 2015, HomeStreet remained the number one originator by volume of purchase mortgages in the Puget Sound region, based on the combined originations of HomeStreet and loans originated through an affiliated business arrangement known as WMS Series LLC.

“During the past year, we made substantial progress on our strategy to grow and diversify earnings. We completed the acquisition of Simplicity Bank, which added seven retail branches in the desirable Los Angeles metro market,” said HomeStreet Chairman and Chief Executive Officer Mark K. Mason. “Entry into the Los Angeles commercial and consumer banking market provides access to the largest population and second largest urban area in the nation. In addition, in the Pacific Northwest we opened three de novo retail branch locations and acquired one bank branch, bringing our retail branch total to 44. Stand-alone lending centers increased by eleven to 70 locations. These include locations in the Bay Area of San Francisco, California, Phoenix, Arizona, Salt Lake City, Utah, and Denver, Colorado. Loan portfolio growth was strong throughout the year, with total loans held for investment increasing 52% over the prior year, which includes 21% organic growth. Net interest income also improved due to strong growth of nearly 45% in average interest-earning assets and a higher net interest margin. Excluding the impact of a bargain purchase gain, non-interest income grew by 47% driven primarily by continued growth in our mortgage origination volume but also by growth in fee income from our growing deposit portfolio.”
“We are on track to close our planned acquisition of Orange County Business Bank and we are excited about the potential this acquisition offers us. We expect to receive all regulatory approvals, and the shareholder meeting of Orange County Business Bank is scheduled for January 29, 2016.  Orange County Business Bank is a business focused bank that serves businesses throughout the region and HomeStreet will be able to bring substantially more products and services to better serve their customers, including higher loan limits and a broader menu of commercial and consumer loan, deposit, investment and insurance services.”
Consolidated Results of Operations
Net Interest Income
Net interest income in the fourth quarter of 2015 was $39.7 million, up $106 thousand, or 0.3%, from the third quarter of 2015 and up $12.2 million, or 44.5%, from the fourth quarter of 2014 primarily as a result of growth in average interest-earning assets. In the fourth quarter of 2015, our net interest margin, on a tax equivalent basis, was 3.61% compared to 3.67% in the third quarter of 2015 and 3.53% in the fourth quarter of 2014. The decrease in our net interest margin was primarily due to a decrease in the amount of noninterest-bearing liabilities.
Total average interest-earning assets in the fourth quarter of 2015 increased $57.8 million, or 1.3%, from the third quarter of 2015 primarily due to a 4.9% increase in average balances of loans held for investment. Total average interest-earning assets increased 41.8% from the fourth quarter of 2014 primarily due to overall growth in the Company, both organically and through the Simplicity merger, which was completed during the first quarter of 2015.
Noninterest Income
Noninterest income in the fourth quarter of 2015 was $65.4 million, down $2.1 million, or 3.1%, from $67.5 million in the third quarter of 2015 and up $13.9 million, or 27.0%, from $51.5 million in the fourth quarter of 2014. The decrease in noninterest income compared to the prior quarter was primarily due to an $11.2 million decrease in net gain on mortgage origination and sale activities, partially offset by an $8.8 million increase in mortgage servicing income. The increase in noninterest income compared to the fourth quarter of 2014 was due to a $7.5 million increase in net gain on mortgage origination and sale activities.
Noninterest Expense
Noninterest expense for the fourth quarter of 2015 was $92.7 million compared with $92.0 million for the third quarter of 2015 and $68.8 million for the fourth quarter of 2014. Included in noninterest expense for these periods were merger-related expenses of $754 thousand for the fourth quarter of 2015, $437 thousand for the third quarter of 2015 and $889 thousand for the fourth quarter of 2014. Excluding merger-related expenses, noninterest expense for the fourth quarter of 2015 was $92.0 million compared with $91.6 million for the third quarter of 2015 and $67.9 million for the fourth quarter of 2014. The increase of $24.1 million, or 35.4%, from the fourth quarter of 2014 was primarily due to increased salary and related costs and other expenses related to growth in the business and higher commissions as a result of a 23.9% increase in single family mortgage closed loan volume.

As of December 31, 2015, we had 2,139 full-time equivalent employees, a 1.9% increase from 2,100 employees as of September 30, 2015, and a 32.8% increase from 1,611 employees as of December 31, 2014. During the year, we added nine home loan centers, three commercial lending centers and 11 retail deposit branches to bring our total home loan centers to 64, commercial loan centers to six and our total retail deposit branches to 44.
Income Taxes
For the fourth quarter of 2015, we recorded income tax provision of $1.8 million, compared to a provision of $4.4 million for the third quarter of 2015, and $4.1 million for the fourth quarter of 2014.
For the year ended December 31, 2015, income tax provision was $15.6 million with an effective tax rate of 27.4% (inclusive of discrete items), compared to $11.1 million and a 33.2% effective tax rate (inclusive of discrete items) for 2014.
Our effective income tax rate for the year ended December 31, 2015 differs from the Federal statutory tax rate of 35% primarily due to the impact of state income taxes, the benefit of tax exempt interest income, the benefit of low income housing tax credit investments, the tax impacts related to the Simplicity transaction, the impacts of our 2014 tax return true-up adjustments, and a tax benefit from a prior valuation allowance adjustment.
Our discrete items for the year ended December 31, 2015 resulted in a net reduction of approximately 7.0% to the effective tax rate, largely due to the Simplicity acquisition and the reversal of a prior valuation allowance adjustment. For tax purposes, the bargain purchase gains from the Simplicity and Dayton acquisitions are nontaxable and represent a discrete reduction of 4.8% to the effective tax rate.  Additionally, the reversal of a valuation allowance adjustment previously booked to the other comprehensive income account resulted in a tax benefit equivalent to a discrete reduction of 1.9% to the effective tax rate.
Business Segments
Commercial and Consumer Banking Segment

During the fourth quarter of 2015, we completed the purchase of a retail deposit branch and certain related assets in Dayton, Washington. This acquisition increased our network of branches in Eastern Washington to a total of five retail deposit branches and resulted in a bargain purchase gain of $381 thousand. Additionally, we expect to complete the acquisition of OCBB during the first quarter of 2016. Management believes that this acquisition will complement our recent expansion of banking activities into California, which in 2015 included the Simplicity acquisition as well as the launch of two specialized lending groups based in California, a real estate lending group and an SBA lending group.
Commercial and Consumer Banking segment net income was $8.4 million in the fourth quarter of 2015 compared with $6.8 million in the third quarter of 2015 and $3.3 million in the fourth quarter of 2014. Excluding after-tax merger-related items, net income was $8.5 million in the fourth quarter of 2015, compared to net income of $6.3 million in the third quarter of 2015 primarily due to higher net interest income from the growth of our loans held for investment as well as higher gain on sale from the first sale of loans by HomeStreet Commercial Capital.
During the fourth quarter of 2015, Commercial and Consumer Banking segment net income, excluding after-tax merger-related items, increased $4.6 million, or 116.3%, from $3.9 million in the fourth quarter of 2014, primarily due to a $10.6 million increase in net interest income resulting from higher average balances of interest-earning assets, partially offset by a $8.4 million increase in noninterest expense. These increases were the combined result of the Simplicity merger and organic growth.

We recorded a $1.9 million provision for credit losses in the fourth quarter of 2015 compared to a provision of $700 thousand in the third quarter of 2015 and $500 thousand in the fourth quarter of 2014. The increases in the provision from the prior periods primarily reflects the growth in loans held for investment.
Loans Held for Investment
Loans held for investment, net, were $3.19 billion at December 31, 2015, an increase of $179.8 million, or 6.0%, from September 30, 2015 and an increase of $1.09 billion, or 52.1%, from December 31, 2014. A portion of the growth from 2014 is related to $664.1 million of loans added to the portfolio from the Simplicity merger during the first quarter of 2015. New loan commitments in the fourth quarter of 2015 totaled $574.9 million and originations totaled $361.7 million. During the quarter, we added loan commitments that included $153.7 million of consumer loans, $136.4 million of commercial real estate and multifamily loans, $266.3 million of construction and land development loans and $18.6 million of commercial business loans.
Asset Quality
Reflecting improved asset quality, nonperforming assets and nonaccrual loans decreased $3.0 million and $2.3 million, respectively, at December 31, 2015 compared to September 30, 2015. Delinquent loans of $66.2 million, or 2.05% of total loans at December 31, 2015, decreased from $72.9 million, or 2.40% of total loans at September 30, 2015. Excluding Federal Housing Administration ("FHA")-insured and Department of Veterans' Affairs ("VA")-guaranteed single family mortgage loans, delinquent loans were $21.6 million, or 0.69% of total non-FHA/VA loans at December 31, 2015, compared to $30.6 million, or 1.04% of total non-FHA/VA loans at September 30, 2015.
The allowance for loan losses was $29.3 million at December 31, 2015 compared with $26.9 million at September 30, 2015 and $22.0 million at December 31, 2014. The allowance for loan losses as a percentage of loans held for investment was 0.91% at December 31, 2015 compared with 0.89% at September 30, 2015 and 1.04% at December 31, 2014. Excluding acquired loans, which were recorded at a net discount at the time of acquisition, the allowance for loan losses as a percentage of total loans was 1.12% at December 31, 2015, compared with 1.14% at September 30, 2015 and 1.10% at December 31, 2014. Net recoveries in the fourth quarter of 2015 totaled $872 thousand, compared to net recoveries of $739 thousand in the third quarter of 2015 and net charge-offs of $87 thousand in the fourth quarter of 2014.
Deposits
Deposit balances were $3.23 billion at December 31, 2015 compared to $3.31 billion at September 30, 2015 and $2.45 billion at December 31, 2014. Transaction and savings deposits decreased $35.6 million, or 1.6%, from September 30, 2015, while certificates of deposit increased $13.7 million, or 1.9%, during the same period. The change from the prior year includes $651.2 million of deposits added from the Simplicity merger during the first quarter of 2015.
Noninterest Expense
Commercial and Consumer Banking segment noninterest expense was $29.5 million for the fourth quarter of 2015 compared with $28.1 million for the third quarter of 2015 and $21.2 million for the fourth quarter of 2014. Included in noninterest expense for these periods were merger-related expenses of $754 thousand, $437 thousand and $889 thousand, respectively. Excluding the merger-related expenses in all periods, noninterest expense increased primarily due to the continued growth of our commercial real estate and commercial business lending units and the expansion of our branch banking network. During the first quarter of 2015, we launched HomeStreet Commercial Capital, a commercial real estate lending group based in Orange County, California. We also added a team specializing in U.S. Small Business Administration ("SBA") lending also located in Orange County, California. We acquired seven retail deposit branches in California during the first quarter of 2015 and one retail deposit branch in Eastern Washington during the fourth quarter of 2015. During 2015, we opened three de novo retail deposit branches in the Seattle area.

Mortgage Banking Segment
Net income for the Mortgage Banking segment was $301 thousand in the fourth quarter of 2015, compared with $3.2 million in the third quarter of 2015 and $2.3 million in the fourth quarter of 2014. The $2.9 million decrease in net income from the third quarter of 2015 was primarily due to lower net gain on single family mortgage loan origination and sale activities resulting from lower interest rate lock commitments. The $2.0 million decrease in net income from the fourth quarter of 2014 was primarily due to higher commission expense resulting from increased closed loan volume in the quarter, partially offset by higher net gain on single family mortgage loan origination and sale activities due to higher interest rate lock commitments and composite margin.
Mortgage Origination for Sale
Single family mortgage interest rate lock commitments, net of estimated fallout, totaled $1.34 billion in the fourth quarter of 2015, a decrease of $466.6 million, or 25.8%, from $1.81 billion in the third quarter of 2015 and up $168.6 million, or 14.4%, from $1.17 billion in the fourth quarter of 2014. The increase from the fourth quarter of 2014 was primarily the result of increased single family purchase mortgage activity due to the continued expansion of our mortgage production staff, support staff and offices into new markets.
Single family closed loan volume designated for sale was $1.65 billion in the fourth quarter of 2015, down $285.4 million, or 14.8%, from $1.93 billion in the third quarter of 2015 and up $318.0 million, or 23.9%, from $1.33 billion in the fourth quarter of 2014. At December 31, 2015, the combined pipeline of interest rate lock commitments, net of estimated fallout, and mortgage loans held for sale was $1.06 billion, compared to $1.45 billion at September 30, 2015 and $891.4 million at December 31, 2014.
Net gain on single family mortgage loan origination and sale activities in the fourth quarter of 2015 was $43.5 million compared to $56.0 million in the third quarter of 2015 and $36.5 million in the fourth quarter of 2014.
Due to differences in the timing of revenue recognition between components of the gain on loan origination and sale activities, we analyze the profitability of these activities using a "Composite Margin," which is comprised of the ratios of the components to their respective populations of interest rate lock commitments and closed loans. The Composite Margin for the fourth quarter of 2015 was 319 basis points, compared with 311 basis points in the third quarter of 2015 and 310 basis points in the fourth quarter of 2014.
Mortgage Servicing
Single family mortgage servicing income of $12.8 million in the fourth quarter of 2015 increased $8.7 million, or 213%, from $4.1 million in the third quarter of 2015 and increased $3.6 million, or 38.4%, from $9.3 million in the fourth quarter of 2014. The increase from the third quarter of 2015 was primarily the result of improved risk management results and slower long-term prepayment speed expectations. The increase from the fourth quarter of 2014 was primarily the result of an increase in servicing fees collected.
Single family mortgage servicing fees collected in the fourth quarter of 2015 increased $728 thousand, or 7.3%, from the third quarter of 2015 and increased $3.1 million, or 41.7%, from the fourth quarter of 2014. The increases were primarily due to higher average balances in our loans serviced for others portfolio. The portfolio of single family loans serviced for others was $15.35 billion at December 31, 2015 compared with $14.27 billion at September 30, 2015 and $11.22 billion at December 31, 2014.
Noninterest Expense
Mortgage Banking segment noninterest expense of $63.2 million decreased $733 thousand, or 1.1%, from the third quarter of 2015 primarily due to lower closed loan volume during the quarter. Noninterest expense increased $15.5 million, or 32.6%, from the fourth quarter of 2014, primarily due to a 23.9% increase in closed loan volume resulting from the continued expansion of our mortgage production staff, support staff and offices into new markets.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Wednesday, January 27, 2016 at 1:00 p.m. ET. Mark K. Mason, President and CEO, and Melba Bartels, Senior Executive Vice President and CFO, will discuss fourth quarter and year-end 2015 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10078363 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. ET. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10078363.

The information to be discussed in the conference call will be available on the company's web site after the market closes on Tuesday, January 26, 2016.
About HomeStreet
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into the secondary markets; and Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with our ability to expand our banking operations geographically and across market sectors, integrate our recent acquisitions, grow our franchise and capitalize on market opportunities, meet the growth targets that management has set for the Company, maintain our position in the industry and generate positive net income and cash flow. These limitations and risks include without limitation changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, our ability to maintain electronic and physical security of our customer data and our information systems, our ability to maintain compliance with applicable laws and regulations, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. Closing of the acquisition of Orange

County Business Bank discussed in this press release will be contingent on meeting certain conditions, that have not yet been met, including the receipt of state regulatory approvals and shareholder approvals from the shareholders of OCBB. This transaction may be delayed in closing, may require significant management attention, and, along with other recent transactions, including the acquisition of the Dayton branch from AmericanWest Bank, may fall short of anticipated size and value. We may not realize the benefits expected from our anticipated acquisition or our recently completed bank and branch acquisitions in the anticipated time frame (or at all), and integration of acquired operations may take longer or prove more expensive than anticipated. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and recent and future legislative or regulatory actions or reform that affect our business or the banking or mortgage industries more generally. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited.  The certain information related to the year ended December 31, 2014 has been derived from our audited financial statements for the year then ended as included in our 2014 Form 10-K. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2014, as contained in the Company's Annual Report on Form 10-K for such fiscal year.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed “core net income” to provide comparisons of quarters and year-to-date fiscal 2015 net income to the corresponding periods of fiscal 2014. We believe this information is useful to investors who are seeking to exclude the after-tax impact of merger-related expenses and a bargain purchase gain, both of which we recorded in connection with our merger with Simplicity Bancorp on March 1, 2015 and with our acquisition of a retail deposit branch in Dayton, Washington on December 11, 2015. We also have presented adjusted expenses, which eliminate costs incurred in connection with the merger. Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate merger-related impacts. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain merger-related revenues and expenses that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business.
For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," included at the end of this release.

Source: HomeStreet, Inc.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter Ended					Year Ended
(dollars in thousands, except share data)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014

Income statement data (for the period ended):
Net interest income	$39,740	$39,634	$38,230	$30,734	$27,502	$148,338	$98,669
Provision (reversal of provision) for credit losses	1,900	700	500	3,000	500	6,100	(1,000)
Noninterest income	65,409	67,468	72,987	75,373	51,487	281,237	185,657
Noninterest expense	92,725	92,026	92,335	89,482	68,791	366,568	252,011
Merger-related expenses (included in noninterest expense)	754	437	3,208	12,165	889	16,564	3,055
Income before taxes	10,524	14,376	18,382	13,625	9,698	56,907	33,315
Income tax expense	1,846	4,415	6,006	3,321	4,077	15,588	11,056
Net income	$8,678	$9,961	$12,376	$10,304	$5,621	$41,319	$22,259
Basic earnings per common share	$0.39	$0.45	$0.56	$0.60	$0.38	$1.98	$1.50
Diluted earnings per common share	$0.39	$0.45	$0.56	$0.59	$0.38	$1.96	$1.49
Common shares outstanding	22,076,534	22,061,702	22,065,249	22,038,748	14,856,611	22,076,534	14,856,611
Weighted average common shares
Basic	22,050,022	22,035,317	22,028,539	17,158,303	14,811,699	20,818,045	14,800,689
Diluted	22,297,183	22,291,810	22,292,734	17,355,076	14,973,222	21,059,201	14,961,081
Dividends per share	$—	$—	$—	$—	$—	$—	$0.11
Book value per share	$21.08	$20.87	$20.29	$19.94	$20.34	$21.08	$20.34
Tangible book value per share (1)	$20.16	$19.95	$19.35	$18.97	$19.39	$20.16	$19.39

Financial position (at period end):
Cash and cash equivalents	$32,684	$37,303	$46,197	$56,864	$30,502	$32,684	$30,502
Investment securities	572,164	602,018	509,545	476,102	455,332	572,164	455,332
Loans held for sale	650,163	882,319	972,183	865,322	621,235	650,163	621,235
Loans held for investment, net	3,192,720	3,012,943	2,900,675	2,828,177	2,099,129	3,192,720	2,099,129
Mortgage servicing rights	171,255	146,080	153,237	121,722	123,324	171,255	123,324
Other real estate owned	7,531	8,273	11,428	11,589	9,448	7,531	9,448
Total assets	4,894,495	4,975,653	4,866,248	4,604,403	3,535,090	4,894,495	3,535,090
Deposits	3,231,953	3,307,693	3,322,653	3,344,223	2,445,430	3,231,953	2,445,430
FHLB advances	1,018,159	1,025,745	922,832	669,419	597,590	1,018,159	597,590
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	9,450	50,000	—	50,000
Shareholders’ equity	465,275	460,458	447,726	439,395	302,238	465,275	302,238

Financial position (averages):
Investment securities	$584,519	$539,330	$506,904	$462,762	$454,127	$523,756	$459,060
Loans held for investment	3,120,644	2,975,624	2,861,223	2,370,763	2,044,873	2,834,511	1,890,537
Total interest-earning assets	4,452,326	4,394,557	4,266,382	3,473,652	3,140,708	4,150,089	2,869,414
Total interest-bearing deposits	2,587,125	2,573,512	2,626,925	2,205,585	1,892,399	2,499,538	1,883,622
FHLB advances	987,803	887,711	783,801	515,958	606,753	795,368	431,623
Federal funds purchased and securities sold under agreements to repurchase	100	—	4,336	41,734	23,338	11,397	8,977
Total interest-bearing liabilities	3,636,885	3,523,080	3,476,919	2,825,134	2,584,347	3,368,160	2,386,537
Shareholders’ equity	470,635	460,489	455,721	370,008	305,068	442,105	289,420
Other data:
Full-time equivalent employees (ending)	2,139	2,100	1,964	1,829	1,611	2,139	1,611

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	Quarter Ended							For The Years Ended
(dollars in thousands, except share data)	Dec. 31, 2015		Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015		Dec. 31, 2014	Dec. 31, 2015		Dec. 31, 2014

Financial performance:
Return on average shareholders’ equity (2)	7.38%		8.65%	10.86%	11.14%		7.37%	9.35%		7.69%
Return on average tangible shareholders' equity(1)	7.71%		9.06%	11.39%	11.67%		7.73%	9.78%		8.09%
Return on average assets	0.71%		0.83%	1.06%	1.08%		0.65%	0.91%		0.69%
Net interest margin (3)	3.61%		3.67%	3.63%	3.60%		3.53%	3.63%		3.51%
Efficiency ratio (4)	88.18%		85.92%	83.02%	84.33%		87.09%	85.33%		88.63%
Asset quality:
Allowance for credit losses	$30,659		$27,887	$26,448	$25,628		$22,524	$30,659		$22,524
Allowance for loan losses/total loans(5)	0.91%		0.89%	0.88%	0.87%		1.04%	0.91%		1.04%
Allowance for loan losses/nonaccrual loans	170.54%		138.27%	120.97%	117.48%		137.51%	170.54%		137.51%
Total nonaccrual loans(6)(7)	$17,168		$19,470	$21,308	$21,209		$16,014	$17,168		$16,014
Nonaccrual loans/total loans	0.53%		0.64%	0.73%	0.74%		0.75%	0.53%		0.75%
Other real estate owned	$7,531		$8,273	$11,428	$11,589		$9,448	$7,531		$9,448
Total nonperforming assets(7)	$24,699		$27,743	$32,736	$32,798		$25,462	$24,699		$25,462
Nonperforming assets/total assets	0.50%		0.56%	0.67%	0.71%		0.72%	0.50%		0.72%
Net (recoveries) charge-offs	$(872)		$(739)	$(320)	$(104)		$87	$(2,035)		$565
Regulatory capital ratios for the Bank:
Basel III - Tier 1 leverage capital (to average assets)	9.45%	(8)	9.69%	9.46%	11.47%	(9)	NA	9.45%	(8)	NA
Basel III - Tier 1 common equity risk-based capital (to risk-weighted assets)	13.03%	(8)	13.35%	13.17%	13.75%		NA	13.03%	(8)	NA
Basel III - Tier 1 risk-based capital (to risk-weighted assets)	13.03%	(8)	13.35%	13.17%	13.75%		NA	13.03%	(8)	NA
Basel III - Total risk-based capital (to risk-weighted assets)	13.91%	(8)	14.15%	13.97%	14.57%		NA	13.91%	(8)	NA
Risk-weighted assets	$3,490,098		$3,454,777	$3,306,325	$3,127,427		NA	$3,490,098		NA
Basel I - Tier 1 leverage capital (to average assets)	NA		NA	NA	NA		9.38%	NA		9.38%
Basel I - Tier 1 risk-based capital (to risk-weighted assets)	NA		NA	NA	NA		13.10%	NA		13.10%
Basel I - Total risk-based capital (to risk-weighted assets)	NA		NA	NA	NA		14.03%	NA		14.03%
Regulatory capital ratios for the Company:
Basel III - Tier 1 leverage capital (to average assets)	9.94%	(8)	10.00%	9.87%	11.95%	(9)	NA	9.94%		NA
Basel III - Tier 1 common equity risk-based capital (to risk-weighted assets)	10.51%	(8)	10.65%	10.66%	11.12%		NA	10.51%		NA
Basel III - Tier 1 risk-based capital (to risk-weighted assets)	11.93%	(8)	12.09%	12.02%	12.55%		NA	11.93%		NA
Basel III - Total risk-based capital (to risk-weighted assets)	12.69%	(8)	12.79%	12.72%	13.26%		NA	12.69%		NA
Risk-weighted assets	$4,021,566		$3,950,823	$3,793,345	$3,586,636		NA	$4,021,566		NA

(1)
Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. For additional information on these ratios and for corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures in this earnings release.

(2)	Net earnings available to common shareholders (annualized) divided by average shareholders’ equity.

(3)	Net interest income divided by total average interest-earning assets on a tax equivalent basis.

(4)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

(5)
Includes loans acquired with bank acquisitions. Excluding acquired loans, allowance for loan losses /total loans was 1.12%, 1.14%, 1.16%, 1.19% and 1.10% at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

(6)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

(7)
Includes $1.2 million, $1.5 million, $1.2 million, $1.4 million and $4.4 million of nonperforming loans guaranteed by the SBA at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

(8)
Regulatory capital ratios at December 31, 2015 are preliminary. On January 1, 2015, the Company and the Bank became subject to Basel III capital standards. Regulatory capital ratios under Basel I may not be comparative.

(9)
March 31, 2015 Tier 1 leverage capital (to average assets) includes average assets from the Simplicity merger for one month. If the Simplicity merger had occurred on January 1, 2015, the Bank's Tier 1 leverage capital would have been 9.95% and the Company's Tier 1 leverage capital would have been 10.38% at March 31, 2015.

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		%	Year Ended December 31,		%
(in thousands, except share data)	2015	2014	Change	2015	2014	Change
Interest income:
Loans	$41,018	$28,242	45%	$152,621	$100,107	52%
Investment securities	3,164	2,366	34	11,590	10,565	10
Other	256	172	49	903	621	45
	44,438	30,780	44	165,114	111,293	48
Interest expense:
Deposits	3,145	2,351	34	11,801	9,431	25
Federal Home Loan Bank advances	1,192	614	94	3,668	1,980	85
Federal funds purchased and securities sold under agreements to repurchase	—	15	(100)	8	22	(64)
Long-term debt	289	269	7	1,104	1,120	(1)
Other	72	29	148	195	71	175
	4,698	3,278	43	16,776	12,624	33
Net interest income	39,740	27,502	44	148,338	98,669	50
Provision (reversal of provision) for credit losses	1,900	500	280	6,100	(1,000)	NM
Net interest income after provision for credit losses	37,840	27,002	40	142,238	99,669	43
Noninterest income:
Net gain on mortgage loan origination and sale activities	46,642	39,176	19	236,388	144,122	64
Mortgage servicing income	13,535	9,808	38	24,431	34,092	(28)
Income from WMS Series LLC	196	170	15	1,624	101	NM
Loss on debt extinguishment	—	—	NM	—	(573)	NM
Depositor and other retail banking fees	1,642	896	83	5,881	3,572	65
Insurance agency commissions	499	261	91	1,682	1,153	46
Gain on sale of investment securities available for sale	1,404	1,185	18	2,406	2,358	2
Bargain purchase gain	381	—	NM	7,726	—	NM
Other	1,110	(9)	NM	1,099	832	32
	65,409	51,487	27	281,237	185,657	51
Noninterest expense:
Salaries and related costs	60,349	44,706	35	240,587	163,387	47
General and administrative	16,213	11,240	44	58,745	42,833	37
Legal	895	500	79	2,807	2,071	36
Consulting	671	1,042	(36)	7,215	3,224	124
Federal Deposit Insurance Corporation assessments	683	442	55	2,573	2,316	11
Occupancy	6,903	4,556	52	24,927	18,598	34
Information services	7,061	6,455	9	29,054	20,052	45
Net (income) cost from operation and sale of other real estate owned	(50)	(150)	(67)	660	(470)	NM
	92,725	68,791	35	366,568	252,011	45
Income before income taxes	10,524	9,698	9	56,907	33,315	71
Income tax expense	1,846	4,077	(55)	15,588	11,056	41
NET INCOME	$8,678	$5,621	54	$41,319	$22,259	86

Basic income per share	$0.39	$0.38	3	$1.98	$1.50	32
Diluted income per share	$0.39	$0.38	3	$1.96	$1.49	32
Basic weighted average number of shares outstanding	22,050,022	14,811,699	49	20,818,045	14,800,689	41
Diluted weighted average number of shares outstanding	22,297,183	14,973,222	49	21,059,201	14,961,081	41
NM = not meaningful

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Operation

	Quarter Ended
(in thousands, except share data)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Interest income:
Loans	$41,018	$41,012	$38,944	$31,647	$28,242
Investment securities	3,164	2,754	3,278	2,394	2,366
Other	256	224	218	205	172
	44,438	43,990	42,440	34,246	30,780
Interest expense:
Deposits	3,145	3,069	3,005	2,582	2,351
Federal Home Loan Bank advances	1,192	958	906	612	614
Federal funds purchased and securities sold under agreements to repurchase	—	—	3	5	15
Long-term debt	289	278	272	265	269
Other	72	51	24	48	29
	4,698	4,356	4,210	3,512	3,278
Net interest income	39,740	39,634	38,230	30,734	27,502
Provision for credit losses	1,900	700	500	3,000	500
Net interest income after provision for credit losses	37,840	38,934	37,730	27,734	27,002
Noninterest income:
Net gain on mortgage loan origination and sale activities	46,642	57,885	69,974	61,887	39,176
Mortgage servicing income	13,535	4,768	1,831	4,297	9,808
Income from WMS Series LLC	196	380	484	564	170
Depositor and other retail banking fees	1,642	1,701	1,399	1,139	896
Insurance agency commissions	499	477	291	415	261
Gain on sale of investment securities available for sale	1,404	1,002	—	—	1,185
Bargain purchase gain (adjustment)	381	796	(79)	6,628	—
Other	1,110	459	(913)	443	(9)
	65,409	67,468	72,987	75,373	51,487
Noninterest expense:
Salaries and related costs	60,349	60,991	61,654	57,593	44,706
General and administrative	16,213	14,869	14,502	13,161	11,240
Legal	895	868	577	467	500
Consulting	671	166	813	5,565	1,042
Federal Deposit Insurance Corporation assessments	683	504	861	525	442
Occupancy	6,903	6,077	6,107	5,840	4,556
Information services	7,061	8,159	7,714	6,120	6,455
Net (income) cost from operation and sale of other real estate owned	(50)	392	107	211	(150)
	92,725	92,026	92,335	89,482	68,791
Income before income tax expense	10,524	14,376	18,382	13,625	9,698
Income tax expense	1,846	4,415	6,006	3,321	4,077
NET INCOME	$8,678	$9,961	$12,376	$10,304	$5,621

Basic income per share	$0.39	$0.45	$0.56	$0.60	$0.38
Diluted income per share	$0.39	$0.45	$0.56	$0.59	$0.38
Basic weighted average number of shares outstanding	22,050,022	22,035,317	22,028,539	17,158,303	14,811,699
Diluted weighted average number of shares outstanding	22,297,183	22,291,810	22,292,734	17,355,076	14,973,222

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

(in thousands, except share data)	Dec. 31, 2015	Dec. 31, 2014	% Change

Assets:
Cash and cash equivalents (including interest-earning instruments of $2,079 and $10,271)	$32,684	$30,502	7%
Investment securities (includes $541,151and $427,326 carried at fair value)	572,164	455,332	26%
Loans held for sale (includes $639,087 and $610,350 carried at fair value)	650,163	621,235	5%
Loans held for investment (net of allowance for loan losses of $29,278 and $22,021; includes $21,544 and $0 carried at fair value)	3,192,720	2,099,129	52%
Mortgage servicing rights (includes $156,604 and $112,439 carried at fair value)	171,255	123,324	39%
Other real estate owned	7,531	9,448	(20)%
Federal Home Loan Bank stock, at cost	44,342	33,915	31%
Premises and equipment, net	63,738	45,251	41%
Goodwill	11,945	11,945	—%
Other assets	147,953	105,009	41%
Total assets	$4,894,495	$3,535,090	38
Liabilities and shareholders’ equity:
Liabilities:
Deposits	$3,231,953	$2,445,430	32
Federal Home Loan Bank advances	1,018,159	597,590	70
Federal funds purchased and securities sold under agreements to repurchase	—	50,000	(100)
Accounts payable and other liabilities	117,251	77,975	50
Long-term debt	61,857	61,857	—
Total liabilities	4,429,220	3,232,852	37
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value
Authorized 160,000,000 shares
Issued and outstanding, 22,076,534 shares and 14,856,611 shares	511	511	—
Additional paid-in capital	222,328	96,615	130
Retained earnings	244,885	203,566	20
Accumulated other comprehensive (loss) income	(2,449)	1,546	(258)
Total shareholders’ equity	465,275	302,238	54
Total liabilities and shareholders’ equity	$4,894,495	$3,535,090	38

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Assets:
Cash and cash equivalents	$32,684	$37,303	$46,197	$56,864	$30,502
Investment securities	572,164	602,018	509,545	476,102	455,332
Loans held for sale	650,163	882,319	972,183	865,322	621,235
Loans held for investment, net	3,192,720	3,012,943	2,900,675	2,828,177	2,099,129
Mortgage servicing rights	171,255	146,080	153,237	121,722	123,324
Other real estate owned	7,531	8,273	11,428	11,589	9,448
Federal Home Loan Bank stock, at cost	44,342	44,652	40,742	34,996	33,915
Premises and equipment, net	63,738	60,544	58,111	49,808	45,251
Goodwill	11,945	11,945	11,945	11,945	11,945
Other assets	147,953	169,576	162,185	147,878	105,009
Total assets	$4,894,495	$4,975,653	$4,866,248	$4,604,403	$3,535,090
Liabilities and shareholders’ equity:
Liabilities:
Deposits	$3,231,953	$3,307,693	$3,322,653	$3,344,223	$2,445,430
Federal Home Loan Bank advances	1,018,159	1,025,745	922,832	669,419	597,590
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	9,450	50,000
Accounts payable and other liabilities	117,251	119,900	111,180	80,059	77,975
Long-term debt	61,857	61,857	61,857	61,857	61,857
Total liabilities	4,429,220	4,515,195	4,418,522	4,165,008	3,232,852
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares	—	—	—	—	—
Common stock, no par value
Authorized 160,000,000 shares	511	511	511	511	511
Additional paid-in capital	222,328	222,047	221,551	221,301	96,615
Retained earnings	244,885	236,207	226,246	213,870	203,566
Accumulated other comprehensive (loss) income	(2,449)	1,693	(582)	3,713	1,546
Total shareholders’ equity	465,275	460,458	447,726	439,395	302,238
Total liabilities and shareholders’ equity	$4,894,495	$4,975,653	$4,866,248	$4,604,403	$3,535,090

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter Ended December 31,
	2015			2014
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets: (1)
Cash and cash equivalents	$31,429	$12	0.15%	$32,157	$13	0.16%
Investment securities	584,519	3,915	2.68%	454,127	2,940	2.57%
Loans held for sale	715,734	7,155	4.01%	609,551	5,706	3.71%
Loans held for investment	3,120,644	33,894	4.32%	2,044,873	22,570	4.38%
Total interest-earning assets	4,452,326	44,976	4.03%	3,140,708	31,229	3.94%
Noninterest-earning assets (2)	418,571			304,795
Total assets	$4,870,897			$3,445,503
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$418,360	489	0.48%	$277,612	282	0.40%
Savings accounts	293,498	253	0.34%	193,802	280	0.57%
Money market accounts	1,149,977	1,287	0.45%	1,012,043	1,136	0.45%
Certificate accounts	725,290	1,188	0.64%	408,942	682	0.63%
Total interest-bearing deposits	2,587,125	3,217	0.50%	1,892,399	2,380	0.50%
FHLB advances	987,803	1,192	0.48%	606,753	614	0.40%
Federal funds purchased and securities sold under agreements to repurchase	100	—	—%	23,338	15	0.25%
Long-term debt	61,857	290	1.83%	61,857	269	1.73%
Total interest-bearing liabilities	3,636,885	4,699	0.51%	2,584,347	3,278	0.50%
Noninterest-bearing liabilities	763,377			556,088
Total liabilities	4,400,262			3,140,435
Shareholders’ equity	470,635			305,068
Total liabilities and shareholders’ equity	$4,870,897			$3,445,503
Net interest income (3)		$40,277			$27,951
Net interest spread			3.52%			3.44%
Impact of noninterest-bearing sources			0.09%			0.09%
Net interest margin			3.61%			3.53%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $537 thousand and $449 thousand for the quarters ended December 31, 2015 and December 31, 2014, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Year Ended December 31,
	2015			2014
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets: (1)
Cash and cash equivalents	$36,134	$67	0.18%	$31,137	$58	0.18%
Investment securities	523,756	14,270	2.72%	459,060	12,945	2.82%
Loans held for sale	755,688	29,165	3.86%	488,680	18,569	3.80%
Loans held for investment	2,834,511	123,680	4.36%	1,890,537	81,659	4.32%
Total interest-earning assets	4,150,089	167,182	4.03%	2,869,414	113,231	3.95%
Noninterest-earning assets (2)	410,404			335,037
Total assets	$4,560,493			$3,204,451
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$317,510	1,492	0.46%	$270,634	939	0.35%
Savings accounts	284,309	1,053	0.38%	173,678	937	0.54%
Money market accounts	1,122,321	4,930	0.44%	980,045	4,361	0.45%
Certificate accounts	775,398	4,501	0.58%	459,265	3,244	0.71%
Total interest-bearing deposits	2,499,538	11,976	0.48%	1,883,622	9,481	0.50%
FHLB advances	795,368	3,669	0.46%	431,623	1,990	0.46%
Federal funds purchased and securities sold under agreements to repurchase	11,397	29	0.31%	8,977	22	0.25%
Long-term debt	61,857	1,104	1.78%	62,315	1,121	1.80%
Total interest-bearing liabilities	3,368,160	16,778	0.50%	2,386,537	12,614	0.53%
Noninterest-bearing liabilities	750,228			528,494
Total liabilities	4,118,388			2,915,031
Shareholders’ equity	442,105			289,420
Total liabilities and shareholders’ equity	$4,560,493			$3,204,451
Net interest income (3)		$150,404			$100,617
Net interest spread			3.53%			3.42%
Impact of noninterest-bearing sources			0.10%			0.09%
Net interest margin			3.63%			3.51%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $2.1 million and $1.9 million for the years ended 2015 and 2014. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment

	Quarter ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Net interest income	$32,759	$31,509	$30,645	$25,107	$22,187
Provision for credit losses	1,900	700	500	3,000	500
Noninterest income	8,778	6,884	3,624	10,081	5,434
Noninterest expense	29,542	28,110	29,280	35,666	21,155
Income (loss) before income taxes	10,095	9,583	4,489	(3,478)	5,966
Income tax expense (benefit)	1,718	2,783	1,635	(3,464)	2,621
Net income (loss)	$8,377	$6,800	$2,854	$(14)	$3,345

Net income, excluding merger-related expenses (net of tax) and bargain purchase gain (1)	$8,486	$6,288	$5,019	$1,242	$3,923
Efficiency ratio (2)	71.12%	73.22%	85.44%	101.36%	76.59%
Full-time equivalent employees (ending)	828	807	757	768	608

Net gain on mortgage loan origination and sale activities:
Multifamily	$2,384	$1,488	$2,314	$939	$2,704
Other	762	422	141	204	(16)
	$3,146	$1,910	$2,455	$1,143	$2,688

Production volumes for sale to the secondary market:
Multifamily mortgage originations	$53,279	$47,342	$79,789	$24,428	$57,135
Multifamily mortgage loans sold	63,779	42,333	72,459	26,173	99,285

(1)
Commercial and Consumer Banking segment net income, excluding merger-related expenses, is a non-GAAP financial disclosure. The Company uses this non-GAAP financial measure to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. For corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures beginning on page 30 of this earnings release.

(2)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

Commercial Mortgage Servicing Income

	Quarter ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Servicing income, net:
Servicing fees and other	$1,258	$1,181	$1,135	$886	$970
Amortization of multifamily MSRs	(551)	(511)	(476)	(454)	(429)
Commercial mortgage servicing income	$707	$670	$659	$432	$541

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Commercial Loans Serviced for Others

(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Commercial
Multifamily	$924,367	$866,880	$840,051	$773,092	$752,640
Other	79,513	86,567	83,982	83,574	82,354
Total commercial loans serviced for others	$1,003,880	$953,447	$924,033	$856,666	$834,994

Commercial Multifamily Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Beginning balance	$13,379	$12,649	$11,013	$10,885	$9,116
Originations	1,823	1,241	2,112	582	2,198
Amortization	(551)	(511)	(476)	(454)	(429)
Ending balance	$14,651	$13,379	$12,649	$11,013	$10,885
Ratio of MSR carrying value to related loans serviced for others	1.54%	1.48%	1.45%	1.36%	1.38%
MSR servicing fee multiple (1)	3.42	3.34	3.29	3.16	3.20
Weighted-average note rate (loans serviced for others)	4.77%	4.82%	4.89%	5.14%	5.02%
Weighted-average servicing fee (loans serviced for others)	0.45%	0.44%	0.44%	0.43%	0.43%

(1)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Investment Securities

(in thousands, except for duration data)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Available for sale:
Mortgage-backed securities:
Residential	$22,076	$91,005	$108,626	$114,175	$107,280
Commercial	63,876	24,064	13,352	13,667	13,671
Municipal bonds	171,869	187,083	137,250	122,434	122,334
Collateralized mortgage obligations:
Residential	83,381	100,228	80,612	58,476	43,166
Commercial	80,249	43,807	19,271	19,794	20,486
Corporate debt securities	78,736	82,882	82,698	79,769	79,400
U.S. Treasury	40,964	41,013	41,023	41,015	40,989
Total available for sale	$541,151	$570,082	$482,832	$449,330	$427,326
Held to maturity	31,013	31,936	26,713	26,772	28,006
	$572,164	$602,018	$509,545	$476,102	$455,332
Weighted average duration in years
Available for sale	4.2	3.9	3.9	4.4	4.6

Five Quarter Loans Held for Investment

(in thousands)	Dec. 31, 2015		Sept. 30, 2015		Jun. 30, 2015		Mar. 31, 2015	Dec. 31, 2014

Consumer loans
Single family	$1,203,180	(1)	$1,171,967	(1)	$1,182,542	(1)	$1,198,605	$896,665
Home equity and other	256,373		237,491		216,635		205,200	135,598
	1,459,553		1,409,458		1,399,177		1,403,805	1,032,263
Commercial loans
Commercial real estate	600,703		563,241		547,571		535,546	523,464
Multifamily	426,557		382,392		366,187		352,193	55,088
Construction/land development	583,160		529,871		454,817		402,393	367,934
Commercial business	154,262		158,135		166,216		164,259	147,449
	1,764,682		1,633,639		1,534,791		1,454,391	1,093,935
	3,224,235		3,043,097		2,933,968		2,858,196	2,126,198
Net deferred loan fees and costs	(2,237)		(3,232)		(7,516)		(5,103)	(5,048)
	3,221,998		3,039,865		2,926,452		2,853,093	2,121,150
Allowance for loan losses	(29,278)		(26,922)		(25,777)		(24,916)	(22,021)
	$3,192,720		$3,012,943		$2,900,675		$2,828,177	$2,099,129

(1)	Includes $21.5 million, $23.8 million and $38.2 million of single family loans that are carried at fair value at December 31, 2015, September 30, 2015 and June 30, 2015 respectively.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Credit Quality Activity
Allowance for Credit Losses (roll-forward)

	Quarter ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Beginning balance	$27,887	$26,448	$25,628	$22,524	$22,111
Provision (reversal of provision) for credit losses	1,900	700	500	3,000	500
(Charge-offs), net of recoveries	872	739	320	104	(87)
Ending balance	$30,659	$27,887	$26,448	$25,628	$22,524
Components:
Allowance for loan losses	$29,278	$26,922	$25,777	$24,916	$22,021
Allowance for unfunded commitments	1,381	965	671	712	503
Allowance for credit losses	$30,659	$27,887	$26,448	$25,628	$22,524

Allowance as a % of loans held for investment(1) (2)	0.91%	0.89%	0.88%	0.87%	1.04%
Allowance as a % of nonaccrual loans	170.54%	138.27%	120.97%	117.48%	137.51%

(1)
Includes loans acquired with bank acquisitions. Excluding acquired loans, allowance for loan losses/total loans was 1.12%, 1.14%, 1.16%, 1.19% and 1.10% at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

(2)	In this calculation, loans held for investment includes loans that are carried at fair value.

Nonperforming Assets (NPAs) roll-forward

	Quarter ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015		Dec. 31, 2014

Beginning balance	$27,743	$32,736	$32,798	$25,462		$30,384
Additions	4,484	2,118	5,919	10,793	(1)	1,754
Reductions:
Recoveries (charge-offs)	872	739	320	104		(87)
OREO sales	(916)	(2,756)	(623)	(1,375)		(2,220)
OREO writedowns and other adjustments	(127)	(399)	—	(90)		—
Principal paydown, payoff advances and other adjustments	(5,925)	(2,587)	(4,904)	(864)		(2,269)
Transferred back to accrual status	(1,432)	(2,108)	(774)	(1,232)		(2,100)
Total reductions	(7,528)	(7,111)	(5,981)	(3,457)		(6,676)
Net additions (reductions)	(3,044)	(4,993)	(62)	7,336		(4,922)
Ending balance(2)	$24,699	$27,743	$32,736	$32,798		$25,462

(1)	Additions to NPAs included $7.4 million of acquired nonperforming assets during the quarter ended March 31, 2015.

(2)
Includes $1.2 million, $1.5 million, $1.2 million, $1.4 million and $4.4 million of nonperforming loans guaranteed by the SBA at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Nonperforming Assets by Loan Class

(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015		Dec. 31, 2014

Loans accounted for on a nonaccrual basis:
Consumer
Single family	$12,119	$10,439	$10,259	$14,047		$8,368
Home equity and other	1,576	1,608	1,533	1,306		1,526
	13,695	12,047	11,792	15,353		9,894
Commercial
Commercial real estate	2,341	2,540	3,850	3,070		4,843
Multifamily	119	1,449	1,671	1,005		—
Construction/land development	339	—	—	172		—
Commercial business	674	3,434	3,995	1,609		1,277
	3,473	7,423	9,516	5,856		6,120
Total loans on nonaccrual	$17,168	$19,470	$21,308	$21,209	(2)	$16,014
Nonaccrual loans as a % of total loans	0.53%	0.64%	0.73%	0.74%		0.75%

Other real estate owned:
Consumer
Single family	$301	$916	$1,257	$1,223		$1,613

Commercial
Commercial real estate	4,071	4,113	4,332	4,527		1,996
Construction/land development	3,159	3,244	5,839	5,839		5,839
	7,230	7,357	10,171	10,366		7,835
Total other real estate owned	$7,531	$8,273	$11,428	$11,589		$9,448

Nonperforming assets:
Consumer
Single family	$12,421	$11,355	$11,516	$15,270		$9,981
Home equity and other	1,575	1,608	1,533	1,306		1,526
	13,996	12,963	13,049	16,576		11,507
Commercial
Commercial real estate	6,412	6,653	8,182	7,597		6,839
Multifamily	119	1,449	1,671	1,005		—
Construction/land development	3,498	3,244	5,839	6,011		5,839
Commercial business	674	3,434	3,995	1,609		1,277
	10,703	14,780	19,687	16,222		13,955
Total nonperforming assets(1)	$24,699	$27,743	$32,736	$32,798		$25,462
Nonperforming assets as a % of total assets	0.50%	0.56%	0.67%	0.71%		0.72%

(1)
Includes $1.2 million, $1.5 million, $1.2 million, $1.4 million and $4.4 million of nonperforming loans guaranteed by the SBA at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

(2)	Included in these balances are $7.4 million of acquired nonperforming loans at March 31, 2015.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)
Delinquencies by Loan Class

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due		Total past due		Current	Total loans

December 31, 2015
Total loans held for investment	$8,503	$3,935	$53,781		$66,219		$3,158,016	$3,224,235
Less: FHA/VA loans(1)	5,762	2,293	36,595		44,650		55,210	99,860
Total loans, excluding FHA/VA loans	$2,741	$1,642	$17,186		$21,569		$3,102,806	$3,124,375

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family	$1,336	$1,244	$12,119		$14,699		$1,088,621	$1,103,320
Home equity and other	1,095	398	1,576		3,069		253,304	256,373
	2,431	1,642	13,695		17,768		1,341,925	1,359,693
Commercial loans
Commercial real estate	233	—	2,341		2,574		598,129	600,703
Multifamily	—	—	119		119		426,438	426,557
Construction/land development	77	—	339		416		582,744	583,160
Commercial business	—	—	692		692		153,570	154,262
	310	—	3,491		3,801		1,760,881	1,764,682
	$2,741	$1,642	$17,186	(2)	$21,569	(2)	$3,102,806	$3,124,375
As a % of total loans, excluding FHA/VA loans	0.09%	0.05%	0.55%		0.69%		99.31%	100.00%

December 31, 2014
Total loans held for investment	$8,814	$3,797	$51,001		$63,612		$2,062,586	$2,126,198
Less: FHA/VA loans(1)	4,121	2,200	34,737		41,058		50,778	91,836
Total loans, excluding FHA/VA loans	$4,693	$1,597	$16,264		$22,554		$2,011,808	$2,034,362

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family	$3,711	$252	$8,368		$12,331		$792,498	$804,829
Home equity and other	371	81	1,526		1,978		133,620	135,598
	4,082	333	9,894		14,309		926,118	940,427
Commercial loans
Commercial real estate	—	—	4,843		4,843		518,621	523,464
Multifamily	—	—	—		—		55,088	55,088
Construction/land development	—	1,261	—		1,261		366,673	367,934
Commercial business	611	3	1,527		2,141		145,308	147,449
	611	1,264	6,370		8,245		1,085,690	1,093,935
	$4,693	$1,597	$16,264	(2)	$22,554	(2)	$2,011,808	$2,034,362
As a % of total loans, excluding FHA/VA loans	0.23%	0.08%	0.80%		1.11%		98.89%	100.00%

(1)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.

(2)	Includes $1.2 million and $4.4 million of nonperforming loans guaranteed by the SBA at December 31, 2015 and December 31, 2014, respectively.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Troubled Debt Restructurings (TDRs) by Accrual and Nonaccrual Status

(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Accrual
Consumer loans
Single family(1)	$74,685	$74,408	$75,655	$74,126	$73,585
Home equity and other	1,340	1,395	1,937	2,102	2,430
	76,025	75,803	77,592	76,228	76,015
Commercial loans
Commercial real estate	—	4,431	19,287	19,516	21,703
Multifamily	3,014	3,019	3,041	3,059	3,077
Construction/land development	3,714	4,332	4,601	5,321	5,447
Commercial business	1,658	1,784	1,869	1,492	1,573
	8,386	13,566	28,798	29,388	31,800
	$84,411	$89,369	$106,390	$105,616	$107,815
Nonaccrual
Consumer loans
Single family	$2,452	$2,158	$1,419	$1,443	$2,482
Home equity and other	271	181	230	230	231
	2,723	2,339	1,649	1,673	2,713
Commercial loans
Commercial real estate	1,023	1,060	1,087	1,121	1,148
Commercial business	185	195	205	228	249
	1,208	1,255	1,292	1,349	1,397
	$3,931	$3,594	$2,941	$3,022	$4,110
Total
Consumer loans
Single family(1)	$77,137	$76,566	$77,074	$75,569	$76,067
Home equity and other	1,611	1,576	2,167	2,332	2,661
	78,748	78,142	79,241	77,901	78,728
Commercial loans
Commercial real estate	1,023	5,491	20,374	20,637	22,851
Multifamily	3,014	3,019	3,041	3,059	3,077
Construction/land development	3,714	4,332	4,601	5,321	5,447
Commercial business	1,843	1,979	2,074	1,720	1,822
	9,594	14,821	30,090	30,737	33,197
	$88,342	$92,963	$109,331	$108,638	$111,925

(1)
Includes loan balances insured by the FHA or guaranteed by the VA of $29.6 million, $29.1 million, $28.4 million, $25.4 million and $26.8 million at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Troubled Debt Restructurings (TDRs) - Re-Defaults

	Quarter ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Recorded investment of re-defaults(1)
Consumer loans
Single family	$—	$552	$220	$1,498	$—
Home equity and other	—	68	—	—	—
	$—	$620	$220	$1,498	$—

(1)
Represents TDRs that have defaulted in the current period within 12 months of their modification date. Defaulted TDRs are reported in the table above based on a payment default definition of 60 days past due for the consumer loans portfolio segment and 90 days past due for the commercial loans portfolio segment.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Deposits

(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Deposits by Product:
Noninterest-bearing accounts - checking and savings	$370,523	$372,070	$387,899	$305,738	$240,679
Interest-bearing transaction and savings deposits:
NOW accounts	408,477	452,482	453,366	435,178	272,390
Statement savings accounts due on demand	292,092	296,983	300,214	307,731	200,638
Money market accounts due on demand	1,155,464	1,140,660	1,134,687	1,163,656	1,007,213
Total interest-bearing transaction and savings deposits	1,856,033	1,890,125	1,888,267	1,906,565	1,480,241
Total transaction and savings deposits	2,226,556	2,262,195	2,276,166	2,212,303	1,720,920
Certificates of deposit	732,892	719,208	753,327	751,333	494,526
Noninterest-bearing accounts - other	272,505	326,290	293,160	380,587	229,984
Total deposits	$3,231,953	$3,307,693	$3,322,653	$3,344,223	$2,445,430

Percent of total deposits:
Noninterest-bearing accounts - checking and savings	11.5%	11.2%	11.7%	9.1%	9.8%
Interest-bearing transaction and savings deposits:
NOW accounts	12.6	13.7	13.6	13.0	11.1
Statement savings accounts due on demand	9.0	9.0	9.0	9.2	8.2
Money market accounts due on demand	35.8	34.5	34.2	34.8	41.2
Total interest-bearing transaction and savings deposits	57.4	57.2	56.8	57.0	60.5
Total transaction and savings deposits	68.9	68.4	68.5	66.1	70.3
Certificates of deposit	22.7	21.7	22.7	22.5	20.2
Noninterest-bearing accounts - other	8.4	9.9	8.8	11.4	9.5
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment

	Quarter ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Net interest income	$6,981	$8,125	$7,585	$5,627	$5,315
Noninterest income	56,631	60,584	69,363	65,292	46,053
Noninterest expense	63,183	63,916	63,055	53,816	47,636
Income before income taxes	429	4,793	13,893	17,103	3,732
Income tax expense	128	1,632	4,371	6,785	1,456
Net income	$301	$3,161	$9,522	$10,318	$2,276

Efficiency ratio (1)	99.33%	93.02%	81.94%	75.88%	92.73%
Full-time equivalent employees (ending)	1,311	1,293	1,207	1,061	1,003

Production volumes for sale to the secondary market:
Single family mortgage closed loan volume (2)(3)	$1,648,735	$1,934,151	$2,022,656	$1,606,893	$1,330,735
Single family mortgage interest rate lock commitments(2)	$1,340,148	$1,806,767	$1,882,955	$1,901,238	$1,171,598
Single family mortgage loans sold(2)	$1,830,768	$1,965,223	$1,894,387	$1,316,959	$1,273,679

(1)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

(2)	Includes loans originated by WMS Series LLC and purchased by HomeStreet.

(3)	Represents single family mortgage production volume designated for sale to the secondary market during each respective period.

Mortgage Banking Net Gain on Sale to the Secondary Market

	Quarter ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015		Mar. 31, 2015	Dec. 31, 2014

Net gain on mortgage loan origination and sale activities:(1)
Single family:
Servicing value and secondary market gains(2)	$37,727	$49,613	$61,884		$56,289	$29,405
Loan origination and funding fees	5,769	6,362	5,635		4,455	7,083
Total mortgage banking net gain on mortgage loan origination and sale activities(1)	$43,496	$55,975	$67,519		$60,744	$36,488

Composite Margin (in basis points):
Servicing value and secondary market gains / interest rate lock commitments(3)	281	275	316		306	251
Loan origination and funding fees / retail mortgage originations(4)	38	36	31		30	59
Composite Margin	319	311	347	(5)	336	310

(1)	Excludes inter-segment activities.

(2)
Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and the estimated fair value of the repurchase or indemnity obligation recognized on new loan sales.

(3)	Servicing value and secondary marketing gains have been aggregated and are stated as a percentage of interest rate lock commitments.

(4)
Loan origination and funding fees is stated as a percentage of mortgage originations from the retail channel and excludes mortgage loans purchased from WMS Series LLC. In the first quarter of 2015, the Company implemented a new pricing structure where origination fees are no longer charged at funding and instead included in the rate/price of the loan.

(5)
In the second quarter of 2015, we recognized an additional $2.4 million of gain on mortgage loan origination and sale revenue related to the correction of an error in the mortgage loan pipeline valuation. The Composite Margin in the table above has been adjusted to eliminate the impact of this correction.

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment (continued)

Mortgage Banking Servicing Income

	Quarter ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Servicing income, net:
Servicing fees and other	$10,683	$9,955	$8,922	$8,177	$7,537
Changes in fair value of single family MSRs due to modeled amortization (1)	(7,313)	(8,478)	(9,012)	(9,235)	(6,823)
	3,370	1,477	(90)	(1,058)	714
Risk management, single family MSRs:
Changes in fair value of MSR due to changes in model inputs and/or assumptions (2)	14,779	(19,396)	18,483	(7,311)	(7,793)
Net gain (loss) from derivatives economically hedging MSR	(5,321)	22,017	(17,221)	12,234	16,346
	9,458	2,621	1,262	4,923	8,553
Mortgage Banking servicing income	$12,828	$4,098	$1,172	$3,865	$9,267

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Single Family Loans Serviced for Others

(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Single family
U.S. government and agency	$14,628,596	$13,590,706	$12,361,841	$11,275,491	$10,630,864
Other	719,215	680,481	618,204	634,763	585,344
Total single family loans serviced for others	$15,347,811	$14,271,187	$12,980,045	$11,910,254	$11,216,208

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment (continued)

Single Family Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Beginning balance	$132,701	$140,588	$110,709	$112,439	$115,477
Additions and amortization:
Originations	16,437	19,984	20,405	14,813	11,567
Purchases	—	3	3	3	11
Changes due to modeled amortization (1)	(7,313)	(8,478)	(9,012)	(9,235)	(6,823)
Net additions and amortization	9,124	11,509	11,396	5,581	4,755
Changes in fair value due to changes in model inputs and/or assumptions (2)	14,779	(19,396)	18,483	(7,311)	(7,793)
Ending balance	$156,604	$132,701	$140,588	$110,709	$112,439
Ratio of MSR carrying value to related loans serviced for others	1.03%	0.93%	1.08%	0.93%	1.00%
MSR servicing fee multiple (3)	3.59	3.21	3.72	3.17	3.42
Weighted-average note rate (loans serviced for others)	4.08%	4.09%	4.10%	4.14%	4.18%
Weighted-average servicing fee (loans serviced for others)	0.29%	0.29%	0.29%	0.29%	0.29%

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

(3)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures
Tangible common shareholders' equity is calculated by deducting goodwill and intangible assets (excluding mortgage servicing rights) from shareholders' equity. Tangible common shareholders' equity is considered a non-GAAP financial measure and should be viewed in conjunction with shareholders' equity.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although we believe these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.
Tangible book value is calculated by dividing tangible common shareholders' equity by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average tangible common shareholders' equity.
Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	Quarter Ended					Year Ended
(dollars in thousands, except share data)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014

Shareholders' equity	$465,275	$460,458	$447,726	$439,395	$302,238	$465,275	$302,238
Less: Goodwill and other intangibles	(20,266)	(20,250)	(20,778)	(21,324)	(14,211)	(20,266)	(14,211)
Tangible shareholders' equity	$445,009	$440,208	$426,948	$418,071	$288,027	$445,009	$288,027

Book value per share	$21.08	$20.87	$20.29	$19.94	$20.34	$21.08	$20.34
Impact of goodwill and other intangibles	(0.92)	(0.92)	(0.94)	(0.97)	(0.95)	(0.92)	(0.95)
Tangible book value per share	$20.16	$19.95	$19.35	$18.97	$19.39	$20.16	$19.39

Average shareholders' equity	$470,635	$460,489	$455,721	$370,008	$305,068	$442,105	$289,420
Less: Average goodwill and other intangibles	(20,195)	(20,596)	(21,135)	(16,698)	(14,363)	(19,668)	(14,309)
Average tangible shareholders' equity	$450,440	$439,893	$434,586	$353,310	$290,705	$422,437	$275,111

Return on average shareholders’ equity	7.38%	8.65%	10.86%	11.14%	7.37%	9.35%	7.69%
Impact of goodwill and other intangibles	0.33%	0.41%	0.53%	0.53%	0.36%	0.43%	0.40%
Return on average tangible shareholders' equity	7.71%	9.06%	11.39%	11.67%	7.73%	9.78%	8.09%

Return on average shareholders' equity	7.38%	8.65%	10.86%	11.14%	7.37%	9.35%	7.69%
Impact of merger-related expenses (net of tax) and bargain purchase gain	0.09%	(0.44)%	1.90%	1.36%	0.76%	0.68%	0.69%
Return on average shareholders' equity, excluding merger-related expenses (net of tax) and bargain purchase gain	7.47%	8.21%	12.76%	12.50%	8.13%	10.03%	8.38%

Return on average assets	0.71%	0.83%	1.06%	1.08%	0.65%	0.91%	0.69%
Impact of merger-related expenses (net of tax) and bargain purchase gain	0.01%	(0.05)%	0.19%	0.13%	0.07%	0.06%	0.07%
Return on average assets, excluding merger-related expenses (net of tax) and bargain purchase gain	0.72%	0.78%	1.25%	1.21%	0.72%	0.97%	0.76%

The press release contains certain non-GAAP financial disclosures for consolidated net income, excluding merger-related expenses, diluted earnings per share, excluding acquisition-related expenses, and Commercial and Consumer Banking segment net income, excluding acquisition-related expenses. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

	Quarter Ended					Year Ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014

Net income	$8,678	$9,961	$12,376	$10,304	$5,621	$41,319	$22,259
Impact of merger-related expenses (net of tax) and bargain purchase gain	109	(512)	2,165	1,256	578	3,018	1,986
Net income, excluding merger-related expenses (net of tax) and bargain purchase gain	$8,787	$9,449	$14,541	$11,560	$6,199	$44,337	$24,245

Noninterest expense	$92,725	$92,026	$92,335	$89,482	$68,791	$366,568	$252,011
Deduct: merger-related expenses	(754)	(437)	(3,208)	(12,165)	(889)	(16,564)	(3,055)
Noninterest expense, excluding merger-related expenses	$91,971	$91,589	$89,127	$77,317	$67,902	$350,004	$248,956

Diluted earnings per common share	$0.39	$0.45	$0.56	$0.59	$0.38	$1.96	$1.49
Impact of merger-related expenses (net of tax) and bargain purchase gain	—	(0.03)	0.09	0.08	0.03	0.15	0.13
Diluted earnings per common share, excluding merger-related expenses (net of tax) and bargain purchase gain	$0.39	$0.42	$0.65	$0.67	$0.41	$2.11	$1.62

Commercial and Consumer Banking Segment:
Net income (loss)	$8,377	$6,800	$2,854	$(14)	$3,345	$18,017	$14,748
Impact of merger-related expenses (net of tax) and bargain purchase gain	109	(512)	2,165	1,256	578	3,018	1,986
Net income, excluding merger-related expenses (net of tax) and bargain purchase gain	$8,486	$6,288	$5,019	$1,242	$3,923	$21,035	$16,734